Party A:
Name: 刘永青
Address:

Telephone: 13991333168

Party B:
Name: 佳琪
Address:
西安云雅企业管理咨询有限公司

Telephone: 17719586395

According to " The Contract Law of the People's Republic of China", "Law of the People's Republic of China on Urban Real Estate Administration" and relevant laws and regulations, the tenancy contract is signed under bilateral agreement. The address is 7/F, DongCangMen no.21, BeiLinQu, Xi'an, ShanXi, China.

I. Location and Surface Area

1. The area locates in "7/F, DongCangMen no.21, BeiLinCu, Xi'an, ShanXi, China" is rented by the Second Party from the First Party. It is
2. The gross leasable area is 350m². It is a frame house structure.
3. The criterion of delivery: under the bilateral agreement, the house is delivered with current decorated condition.

II. Property Rights

1. Party A ensures that the property rights of the house are clear and without entanglement. If any dispute about the property right or debts and credits, Party A is in charge of the responsibility and bears the relevant economic and legal liability. Party A compensates the financial losses of Party B.

III. The Leasing Term and Usage

1. The leasing term is 7 years from 1/11/2015 to 31/10/2022. If Party B wants to renew the leasehold, Party B must send a written request to Party A two months before the end of the leasehold.
2. The rent free period is 50 days from 5/9/2015 to 31/10/2015. During the rent free period, Party B does not pay for the rent but the utility bill and relevant fee.
3. Party B engages in business about nursery education.

IV. Lease Expense and payment method

1. The lease expense is ¥100,000 per year.
2. The payment method: prepaid once a year. The date of payment is one month before the expiry date. The first year lease payment has been paid at 5/9/2015

3. The total lease payment is unchanged for the first three years. After three years, the lease fee will increase 5% every three years.
4. The utility fee is paid according to relevant rules. The tariff is based on bimonthly meter and paid every month. The payment criterion is based on Xi'an government and noted as follow:
   Electricity: ¥1 per 1kWh
   Water: ¥6 per 1ton
   Property management fee: ¥500 per month
   Natural gas: not provided
   Heater(optional): ¥1,000 per month

V. Bilateral Rights and Duties

The rights and duties of Party A

1. Party A has the right to monitor the operation and service of Party B.
2. Party A coordinates closely with Party B to endorse the operation and provides relevant materials and standard drawings.
3. Party A has the right to receive rent and utility fee from Party B based on leasehold.

The rights and duties of Party B

1. Under the condition that all equipment is normally handed over to Party B, Party B must operate the business in the leasehold house according to the plan that handed in to Party A.
2. Party B is not allowed to transform or mortgage the leasehold house and equipment with in. If the government or relevant department had detrimental impacts on Party A due to the previous factors, all lost would be in charge by Party B and the contract would be rescinded.
3. Party B takes responsibility for the management of stuff, equipment, infrastructure, capital and techniques.
4. Party B must pay for the utility bill on time based on the contract.
5. Party B has the duty to maintain a safe condition in the leased area. All accidents will be bore by Party B.
6. During the leased period, Party B is not allowed to transform the leased house and decoration within without the written permission of Party A. Otherwise it will be treated as violation of the contract. All construction, planning, and fire control are being in charge by Party B after the permission of Party A.

VI. Breach of Contract and responsibility

1. If the contract had to be rescinded owing to Party A:
   (1) If Party A rescinded the contract unilaterally under the condition that
      i. the contract is unfinished;
      ii. ii. Party B operates the business normally,

      Party A had to
      i. give Party B a written notice two months before;
      ii. compensate for Party B a year leasing expense which the amount is ¥100000;
      iii. compensate for the decoration cost based on the standard ¥1000 x 350m² x the

using year/7 years;

iv. reimburse the leasehold and utility fee that Party B has already paid.

2. If the contract had to be rescinded owing to Party B:
   (1) If Party B ceases the renting earlier than the end of contract, Party B had to
      i. give Party A a written notice three months before and publish in the newspaper to declare the affair of debts;
      ii. Deal with the reimbursement of students, eliminate the financial dispute;
      iii. Party A reserves the right to take legal action for any breach on the part of Party B.
   (2) If the rent or utility bill is overdue for longer than 1 month, Party A reserves the right to rescind the contract, cease all the service and request Party B to pay for fare. Party B has to pay for 10% of the yearly leased expense as liquidated penalty to Party A.

VII. Disclaimer

1. This contract is subject to force majeure clause. Party A and Party B agree to rescind the contract without any duties under force majeure clause.
2. This contract is subject to government law. Party A and Party B agree to rescind the contract and share the duties while government policies changed.
3. Leased expense will be calculated according to the actual using time if the contract is rescinded due to the previous factors. Less than a month the fare will be calculated by actual days used.

VIII. The rescind or the end of the contract

1. At the end of the contract, renewal is available for Party A and Party B. Party B has first priority to renew the contract with the same conditions.
2. After the rescind or the end of the contract, Party B should return the leasehold to Party A within 15 working days. Otherwise all things of Party B in the leasehold will be treated as waste and Party A has no legal liability.

IX. Dispute Resolution

If both sides had argument while the operation of the contract, both sides should consult to tackle the problem. If the problem was unable to be solved, judge by the local court according to the law.

X. Supplemental Agreement

Any reasonable rule is not involved within the contract, after consultation of Party A and Party B, supplemental agreement can be set up. All supplemental agreement are part of the contract and share the same legal status.

XI. Commencement of Contract

This contract is made out in six original copies, three copies to be held by each party which have same legal force. The contract commence after the signature of both party.

XII. Annex

1. Property Ownership Certificate of Party A
2. Land Use Right Certificate
3. Copy of Party A's Identity Card

Party A
Signature:

Telephone:
Date: (Y/M/D) 2015.09.05

Party B
Signature:

Telephone:
Date: (Y/M/D) 2015.09.05